News Release

ASCENA RETAIL GROUP, INC. REPORTS
THIRD QUARTER RESULTS

– THIRD QUARTER GAAP EPS $0.15; ADJUSTED EPS $0.18 –
– THIRD QUARTER COMBINED COMPARABLE SALES DOWN 1% –

– COMPANY REAFFIRMS FISCAL 2015 FULL YEAR EPS GUIDANCE –

MAHWAH, NJ – June 2, 2015 – Ascena Retail Group, Inc. (NASDAQ – ASNA) (the “Company”) today reported financial results for its fiscal third quarter ended April 25, 2015.

For the third quarter of Fiscal 2015, earnings from continuing operations were $0.15 per diluted share. This compares to earnings from continuing operations of $0.22 per diluted share in the same period of Fiscal 2014. Adjusted earnings from continuing operations in the third quarter of Fiscal 2015 were $0.18 per diluted share, compared to $0.27 per diluted share in the prior year’s third quarter. Reference should be made to Note 2 in the accompanying unaudited condensed consolidated financial information for a discussion of the "Use of Non-GAAP Financial Measures.”

David Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “Looking back on the third quarter, we saw strong performance at Lane Bryant, maurices, and Catherines, and are excited about the major marketing initiatives that were launched this quarter at Lane Bryant and dressbarn. While dressbarn performance was softer than expected in the third quarter, weather and receipt flow from the ports were major factors, and we remain confident in the momentum being built. Finally, at Justice, Brian Lynch and the executive leadership team are actively developing new marketing and pricing strategies for Fall, which we look forward to introducing during July, in time for back to school."

Jaffe further commented, “We remain optimistic about the potential for all of our brands, and they each have distinct initiatives in place to drive higher levels of performance. We are also very excited about our announced acquisition of ANN Inc., and are looking forward to closing the deal in the second half of calendar 2015. The synergies we expect to unlock as a result of the deal will allow us to leverage the power of our shared services platform, and will deliver significant accretion to our shareholders."

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ: ASNA) is a leading national specialty retailer offering clothing, shoes, and accessories for missy and plus-size women under the Lane Bryant, Cacique, maurices, dressbarn and Catherines brands; and for tween girls under the Justice brand. Ascena Retail Group, Inc. operates through its subsidiaries approximately 3,900 stores throughout the United States and Canada.

For more information about Ascena Retail Group, Inc. and its brands, visit www.ascenaretail.com, www.lanebryant.com, www.cacique.com, www.maurices.com, www.dressbarn.com, www.catherines.com, and www.shopjustice.com.

Fiscal Third Quarter Results

Net sales for the third quarter of Fiscal 2015 increased 0.5% to $1.150 billion, compared to $1.145 billion in the third quarter of Fiscal 2014, as new store growth at maurices and positive combined comparable sales at Lane Bryant, maurices, and Catherines was offset by negative combined comparable sales at Justice and dressbarn.

The Company’s comparable sales data for the fiscal third quarter is summarized below:

ascena store comparable sales	(3)%
ascena ecommerce comparable sales	13%
Combined comparable sales	(1)%

		Net Sales (millions)
	Combined Comparable Sales	Third Quarter Ended
		April 25, 2015	April 26, 2014
Justice	(12)%	$263.8	$291.7
Lane Bryant	4%	278.7	269.3
maurices	6%	274.9	251.7
dressbarn	(4)%	244.3	246.7
Catherines	4%	88.6	85.7

Gross margin was $675.1 million, or 58.7% of sales for the third quarter of Fiscal 2015, compared to $657.7, or 57.4% of sales in the third quarter of last year, which reflected very strong gross margin rate improvement at Lane Bryant, record rate performance at maurices, and the eighth straight quarter of rate growth at dressbarn. Justice rate was down to last year, primarily as a result of sell-down of Brothers merchandise. Excluding Brothers, Justice gross margin was up almost 100 basis points.

Buying, distribution and occupancy (“BD&O”) expenses for the third quarter of Fiscal 2015 were $214.2 million, or 18.6% of sales, compared to $207.7 million, or 18.1% of sales in the third quarter of last year. The increase versus last year primarily reflects higher store occupancy costs, and increased merchandising and design capability at maurices and dressbarn. Our distribution expense rate was down to 1.3% from 1.6% in the year ago period, reflecting ongoing realization of supply chain synergies.

Selling, general and administrative (“SG&A”) expenses for the third quarter of Fiscal 2015 were $365.0 million, or 31.7% of sales, compared to $335.0 million, or 29.3% of sales in the third quarter of last year. The increase versus last year primarily reflects growth in store payroll, the discrete marketing campaigns at Lane Bryant and dressbarn referenced earlier, major IT initiatives, including ongoing support for our new merchandising system, point of sale system, and ecommerce platform, and incremental incentive compensation at Lane Bryant and maurices.

Operating income for the third quarter of Fiscal 2015 was $34.4 million, or 3.0% of sales, compared to $53.7 million, or 4.7% of sales last year. On an adjusted basis, operating income for the third quarter of Fiscal 2015 was $43.7 million, or 3.8% of sales compared to $68.1 million, or 5.9% of third quarter sales last year.

The effective tax rate decreased to 26.1% for the third quarter of Fiscal 2015 from 30.6% for the third quarter of Fiscal 2014. The 26.1% effective tax rate for the third quarter of Fiscal 2015 reflected a $3 million benefit related to favorable audit resolutions. The 30.6% effective tax rate for the third quarter of Fiscal 2014 resulted from the Company’s indefinitely reinvested foreign earnings related to our Canadian store expansion, which lowered the effective tax rate below statutory levels.

Income from continuing operations for the third quarter of Fiscal 2015 was $24.4 million as compared to $35.6 million in the prior year’s third quarter. On an adjusted basis, income from continuing operations for the third quarter of Fiscal 2015 was $30.1 million, as compared to $44.8 million in the prior year’s third quarter.

The Company reported earnings for the third quarter of Fiscal 2015 from continuing operations and net income of $0.15 per diluted share. For the prior year third quarter, the Company reported earnings from continuing operations of $0.22 per diluted share, a loss from discontinued operations of $0.02 per diluted share and net income of $0.20 per diluted share.

Fiscal Third Quarter Balance Sheet Highlights

The Company ended the third quarter of Fiscal 2015 with cash and cash equivalents of $208.9 million and total debt of $155.0 million, compared to $213.2 million of cash and cash equivalents and $225.0 million of total debt at the end of the third quarter of Fiscal 2014.

Reaffirms Fiscal Year 2015 Guidance

The Company reaffirms guidance for adjusted earnings per diluted share from continuing operations in the range of $0.70 to $0.75 for the fiscal year ending July 2015. This guidance excludes any acquisition-related, integration and restructuring expenses and certain costs related to the scheduled closure of Brothers that may be incurred during the fiscal year. The Company is now modeling flat to modest negative combined comparable sales performance for the year, and is projecting total capital expenditures between $325 million to $350 million as it continues to aggressively manage capital project activity.

Conference Call Information

The Company will conduct a conference call today, June 2, 2015, at 4:30 PM Eastern Time to review its third quarter Fiscal 2015 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 34104909. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until June 9, 2015 by dialing (855) 859-2056, the conference ID is 34104909, and until July 2, 2015 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

The Company's financial results for its fiscal third quarters ended April 25, 2015 and April 26, 2014 reflect certain acquisition-related, integration and restructuring expenses, accelerated depreciation of fixed assets related to its integration initiatives, and certain costs related to the scheduled closure of Brothers. Management believes that all such expenses are not indicative of the Company’s underlying operating performance. As such, adjusted results for Fiscal 2015 and Fiscal 2014, which exclude the effect of such expenses, have been presented to supplement the reported results. Reference should be made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(551) 777-6895

ICR, Inc.
James Palczynski
Partner
(203) 682-8229
jp@icrinc.com

Ascena Retail Group, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(millions, except per share data)

	Three Months Ended
	April 25, 2015	% of Net Sales	April 26, 2014	% of Net Sales
Net sales	$1,150.3	100.0%	$1,145.1	100.0%
Cost of goods sold	(475.2)	(41.3)%	(487.4)	(42.6)%
Gross margin	675.1	58.7%	657.7	57.4%
Other operating expenses:
Buying, distribution and occupancy expenses	(214.2)	(18.6)%	(207.7)	(18.1)%
Selling, general and administrative expenses	(365.0)	(31.7)%	(335.0)	(29.3)%
Acquisition-related, integration and restructuring expenses	(4.6)	(0.4)%	(12.7)	(1.1)%
Depreciation and amortization expense	(56.9)	(4.9)%	(48.6)	(4.2)%
Operating income	34.4	3.0%	53.7	4.7%
Interest expense	(1.5)	(0.1)%	(1.7)	(0.1)%
Interest and other income (expense), net	0.1	—%	(0.7)	(0.1)%
Income from continuing operations before provision for income taxes	33.0	2.9%	51.3	4.5%
Provision for income taxes from continuing operations	(8.6)	(0.7)%	(15.7)	(1.4)%
Income from continuing operations	24.4	2.1%	35.6	3.1%
Loss from discontinued operations, net of taxes	—	—%	(2.4)	(0.2)%
Net income	$24.4	2.1%	$33.2	2.9%

Net income per common share - basic:
Continuing operations	$0.15		$0.22
Discontinued operations	—		(0.02)
Total net income per basic common share	$0.15		$0.20

Net income per common share – diluted:
Continuing operations	$0.15		$0.22
Discontinued operations	—		(0.02)
Total net income per diluted common share	$0.15		$0.20

Weighted average common shares outstanding:
Basic	162.8		161.4
Diluted	165.0		164.7

See accompanying notes.

Ascena Retail Group, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(millions, except per share data)

	Nine Months Ended
	April 25, 2015	% of Net Sales	April 26, 2014	% of Net Sales
Net sales	$3,633.1	100.0%	$3,608.2	100.0%
Cost of goods sold	(1,601.5)	(44.1)%	(1,595.4)	(44.2)%
Gross margin	2,031.6	55.9%	2,012.8	55.8%
Other operating expenses:
Buying, distribution and occupancy expenses	(645.0)	(17.8)%	(625.8)	(17.3)%
Selling, general and administrative expenses	(1,091.2)	(30.0)%	(1,032.8)	(28.6)%
Acquisition-related, integration and restructuring expenses	(18.9)	(0.5)%	(24.9)	(0.7)%
Depreciation and amortization expense	(159.4)	(4.4)%	(141.0)	(3.9)%
Operating income	117.1	3.2%	188.3	5.2%
Interest expense	(4.8)	(0.1)%	(4.8)	(0.1)%
Interest and other income (expense), net	0.2	—%	(1.2)	—%
Income from continuing operations before provision for income taxes	112.5	3.1%	182.3	5.1%
Provision for income taxes from continuing operations	(25.9)	(0.7)%	(60.0)	(1.7)%
Income from continuing operations	86.6	2.4%	122.3	3.4%
Loss from discontinued operations, net of taxes	—	—%	(4.6)	(0.1)%
Net income	$86.6	2.4%	$117.7	3.3%

Net income per common share - basic:
Continuing operations	$0.53		$0.76
Discontinued operations	—		(0.03)
Total net income per basic common share	$0.53		$0.73

Net income per common share – diluted:
Continuing operations	$0.53		$0.74
Discontinued operations	—		(0.03)
Total net income per diluted common share	$0.53		$0.71

Weighted average common shares outstanding:
Basic	162.4		160.4
Diluted	164.9		164.9

See accompanying notes.

Ascena Retail Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	April 25, 2015	July 26, 2014	April 26, 2014
ASSETS
Current assets:
Cash and cash equivalents	$208.9	$156.9	$213.2
Short-term investments	13.1	30.4	3.6
Inventories	543.6	553.2	564.7
Deferred tax assets	67.4	46.7	52.1
Prepaid expenses and other current assets	150.1	136.4	126.6
Total current assets	983.1	923.6	960.2
Property and equipment, net	1,138.5	1,110.6	1,044.0
Goodwill	581.4	581.4	581.4
Other intangible assets, net	433.4	435.4	449.2
Other assets	84.0	72.8	74.9
Total assets	$3,220.4	$3,123.8	$3,109.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$238.8	$253.2	$224.0
Accrued expenses and other current liabilities	321.3	308.9	283.2
Deferred income	73.3	63.5	72.0
Liabilities related to discontinued operations	—	—	3.0
Income taxes payable	13.3	6.3	7.5
Current portion of long term debt	—	—	0.6
Total current liabilities	646.7	631.9	590.3
Long-term debt	155.0	172.0	224.4
Lease-related liabilities	243.4	248.5	243.8
Deferred income taxes	198.0	147.7	156.2
Other non-current liabilities	139.3	186.0	181.1
Total liabilities	1,382.4	1,386.1	1,395.8
Equity	1,838.0	1,737.7	1,713.9
Total liabilities and equity	$3,220.4	$3,123.8	$3,109.7

See accompanying notes.

Ascena Retail Group, Inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
Net sales:
Justice	$263.8	$291.7	$1,034.7	$1,098.2
Lane Bryant	278.7	269.3	803.9	795.7
maurices	274.9	251.7	806.6	744.3
dressbarn	244.3	246.7	734.3	728.7
Catherines	88.6	85.7	253.6	241.3
Total net sales	$1,150.3	$1,145.1	$3,633.1	$3,608.2

	Three Months Ended		Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
Operating income (loss):
Justice	$(17.5)	$14.2	$35.9	$114.3
Lane Bryant	6.9	5.4	(11.7)	(1.9)
maurices	47.4	33.4	103.5	85.2
dressbarn	(6.3)	3.7	(13.4)	(1.5)
Catherines	8.5	9.7	21.7	17.1
Unallocated acquisition-related, integration and restructuring expenses	(4.6)	(12.7)	(18.9)	(24.9)
Total operating income	$34.4	$53.7	$117.1	$188.3

	Three Months Ended		Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
Adjusted EBITDA:
Justice	$3.8	$29.7	$87.7	$159.5
Lane Bryant	18.9	15.7	23.3	31.0
maurices	58.1	43.8	135.2	113.9
dressbarn	6.5	14.4	24.0	27.6
Catherines	10.5	11.4	27.1	22.2
Total Adjusted EBITDA	$97.8	$115.0	$297.3	$354.2

See accompanying notes.

Ascena Retail Group, Inc.
Notes to Unaudited Condensed Consolidated Financial Information

Note 1. Basis of Presentation

Reclassifications

Historically, the Company included freight costs to move merchandise from its distribution centers to its retail stores within Buying, distribution and occupancy ("BD&O") expenses. As these costs were appropriately treated as a component of inventory, such costs should have been expensed to Cost of goods sold as the inventories were sold. In the fourth quarter of Fiscal 2014, the Company restated its prior period information by reclassifying these freight costs from BD&O expenses to Cost of goods sold. These reclassifications included $9.1 million and $33.3 million of such costs for the three and nine months ended April 26, 2014, respectively. There were no changes to historical operating income or historical net income for any period as a result of this change.

In addition, given the significant increase in ecommerce revenues and related shipping costs, the Company concluded in the fourth quarter of Fiscal 2014 that freight costs to bring ecommerce merchandise to its final destination should be classified consistently with brick-and-mortar freight charges. This presentation aligns with how the Company now evaluates the effect of the increased ecommerce business on its results from operations. Accordingly, the Company changed its financial statement presentation by reclassifying these shipping costs from BD&O expenses to Costs of goods sold. These reclassifications included $8.2 million and $27.2 million of such costs for the three and nine months ended April 26, 2014, respectively. There were no changes to historical operating income or historical net income for any period as a result of this change.

Certain other immaterial reclassifications have been made to the prior period financial information in order to conform to the current period's presentation.

Note 2. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided financial measures in this press release that reflect certain acquisition-related, integration and restructuring expenses. Additionally, the Company also incurred charges for the accelerated depreciation of certain assets that were displaced by the Company’s supply chain and technology integration efforts, as well as certain costs related to the scheduled closure of Brothers. Management believes that all such costs are not indicative of the Company’s underlying operating performance. Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude certain costs. All information in the tables below are presented for the Company’s continuing operations.

In addition, we present the financial performance measure of earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to exclude non-operating related items such as (i) acquisition, integration and restructuring expenses, (ii) extinguishments of debt, (iii) certain costs related to the closure of Brothers and (iv) other income and expenses classified outside of operating income. These measures may not be directly comparable to similar measures used by other companies and should not be considered a substitute for performance measures in accordance with GAAP such as operating income and net income reported herein. The table below reconciles Adjusted EBITDA to Net income as reflected in our unaudited condensed consolidated statements of operations. For a more detailed discussion on our use of Adjusted EBITDA, reference is made to our Quarterly Report on Form 10-Q for the Fiscal Quarter Ended April 25, 2015, which also has been filed with the US Securities and Exchange Commission.

Ascena Retail Group, Inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Use of Non-GAAP Financial Measures - (continued)

Reconciliation of Reported Basis to Adjusted Basis
	Three Months Ended				Three Months Ended
	April 25, 2015				April 26, 2014
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$33.0	$(8.6)	$24.4	$0.15	$51.3	$(15.7)	$35.6	$0.22
Adjustments:
Acquisition-related, integration and restructuring expenses	4.6	(1.8)	2.8	0.01	12.7	(4.5)	8.2	0.05
Accelerated depreciation associated with the Company’s supply chain and technological integration efforts and the scheduled closure of Brothers	2.8	(1.1)	1.7	0.01	1.7	(0.7)	1.0	0.00
Certain costs related to the scheduled closure of Brothers	1.9	(0.7)	1.2	0.01	—	—	—	—
Adjusted basis – continuing operations	$42.3	$(12.2)	$30.1	$0.18	$65.7	$(20.9)	$44.8	$0.27

	Nine Months Ended				Nine Months Ended
	April 25, 2015				April 26, 2014
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$112.5	$(25.9)	$86.6	$0.53	$182.3	$(60.0)	$122.3	$0.74
Adjustments:
Acquisition-related, integration and restructuring expenses	18.9	(7.1)	11.8	0.06	24.9	(9.0)	15.9	0.10
Accelerated depreciation associated with the Company’s supply chain and technological integration efforts and the scheduled closure of Brothers	3.4	(1.3)	2.1	0.01	7.7	(3.0)	4.7	0.02
Certain costs related to the scheduled closure of Brothers	1.9	(0.7)	1.2	0.01	—	—	—	—
Discrete tax item (a)	—	(13.4)	(13.4)	(0.08)	—	—	—	—
Adjusted basis – continuing operations	$136.7	$(48.4)	$88.3	$0.53	$214.9	$(72.0)	$142.9	$0.86

(a) As previously announced in October 2014, the President and CEO of its Justice brand retired effective January 24, 2015. As a result, certain amounts became payable under his employment agreement within the next twelve months. In particular, previously accrued deferred compensation of approximately $35 million, as adjusted through January 24, 2015, is payable in late July 2015. This amount, which was previously treated as a non-deductible permanent item for income tax purposes in previous periods, became fully deductible in the first quarter of Fiscal 2015. The related tax benefit of approximately $13 million was treated as a discrete item within the first quarter of Fiscal 2015 and was a significant factor in reducing the Company's effective income tax rate.

Ascena Retail Group, Inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions)

Note 2. Use of Non-GAAP Financial Measures - (continued)

	Three Months Ended		Nine Months Ended
Operating Income:	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
Reported basis	$34.4	$53.7	$117.1	$188.3
Adjustments:
Acquisition-related, integration and restructuring expenses	4.6	12.7	18.9	24.9
Accelerated depreciation associated with the Company’s supply chain and technological integration efforts and the scheduled closure of Brothers	2.8	1.7	3.4	7.7
Certain costs related to the scheduled closure of Brothers	1.9	—	1.9	—
Adjusted basis	$43.7	$68.1	$141.3	$220.9

Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended		Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
Adjusted EBITDA	$97.8	$115.0	$297.3	$354.2
Acquisition-related, integration and restructuring expenses	(4.6)	(12.7)	(18.9)	(24.9)
Certain costs related to the scheduled closure of Brothers	(1.9)	—	(1.9)	—
Depreciation and amortization expense	(56.9)	(48.6)	(159.4)	(141.0)
Operating income	34.4	53.7	117.1	188.3

Interest expense	(1.5)	(1.7)	(4.8)	(4.8)
Interest and other income (expense), net	0.1	(0.7)	0.2	(1.2)
Income from continuing operations before provision for income taxes	33.0	51.3	112.5	182.3
Provision for income taxes from continuing operations	(8.6)	(15.7)	(25.9)	(60.0)
Income from continuing operations	24.4	35.6	86.6	122.3
Loss from discontinued operations, net of taxes	—	(2.4)	—	(4.6)
Net income	$24.4	$33.2	$86.6	$117.7